U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2021

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1185 Avenue of the Americas

3rd Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2021, Akers Biosciences, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the holders of 8,153,090 shares of the Company’s common stock and Series D Convertible Preferred Stock, were present via webcast or represented by proxy, which represents 48.74% of the total outstanding shares of the Company entitled to vote as of the record date of March 15, 2021. The shares of common stock and the shares of Series D Convertible Preferred Stock voted together as a single class on each proposal.

The following actions were taken in the Special Meeting:

(1) The Share Issuance Proposal. The proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock to MYMD stockholders as merger consideration in the merger of XYZ Merger Sub Inc., a Florida corporation and a wholly owned subsidiary of Company (“Merger Sub”), with and into MyMD Pharmaceuticals, Inc., a Florida corporation (“MYMD”), including potential milestone payments in shares of the Company’s common stock payable upon achievement of certain market capitalization milestone events during the 36-month period immediately following the closing of the merger, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of November 11, 2020, as it may be amended, by and among Akers, Merger Sub, and MYMD, and the transactions contemplated thereby, was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
8,095,708	46,675	10,707	0

(2) The Reverse Stock Split Proposal. The proposal to approve an amendment to the amended and restated certificate of incorporation of the combined company, which will be in effect at the effective time of the merger to effect a reverse stock split with a ratio between 1-for-1.5 and 1-for-20 with respect to the issued and outstanding common stock of the combined company immediately following the merger, was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
8,002,756	136,809	13,525	0

(3) The A&R Charter Proposal. The proposal to approve the amendment and restatement of the Company’s certificate of incorporation in its entirety, which will be in effect at the effective time of the merger, was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
8,081,187	61,167	10,736	0

(4) The Incentive Plan Proposal. The proposal to approve the Akers Biosciences, Inc. 2021 Equity Incentive Plan, was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,863,741	239,126	50,223	0

(5) The Akers Golden Parachute Compensation Proposal. The proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,935,408	142,182	75,500	0

(6) The Contribution Proposal. The proposal to approve the contribution to Oravax Medical, Inc. (“Oravax”) of (a) an amount in cash equal to $1,500,000, and (b) cause Cystron Biotech, LLC to assign to Oravax substantially all of its assets in exchange for a number of shares of Oravax’s capital stock equivalent to 13% of Oravax’s then outstanding capital stock on a fully diluted basis, was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,984,347	78,532	90,211	0

(7) The Adjournment Proposal. The proposal to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote, was approved based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,841,114	248,591	63,385	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: April 16, 2021	/s/ Christopher C. Schreiber
Christopher C. Schreiber
President and Chief Executive Officer